SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): January 27, 1999


                                INTELLICALL, INC.
          -----------------------------------------------------------
              Exact name of registrant as specified in its charter


                                    Delaware
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                  State or other jurisdiction of incorporation


  0-10588                                                75-1993841
----------------------                              -----------------
Commission File Number                                I.R.S. Employer
                                                    Identification No.


                2155 Chenault, Suite 410 Carrollton, Texas 75006
          -----------------------------------------------------------
                     Address of Principal Executive Offices

Registrant's telephone number, including area code:             (972) 416-0022




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ITEM 5.           Other Events

         On January 27, 1999, the Registrant closed and commenced funding under a Receivables Sale Agreement (the "Agreement") with RFC Capital Corporation ("RFC") pursuant to which RFC has agreed to purchase from the Registrant certain telecommunication receivables generated by the Registrant in the ordinary course of the Registrant's business. The Agreement calls for RFC to purchase eligible receivables from the Registrant from time to time upon presentation thereof for a purchase price equal to the net value of such receivables. Net value is designed to yield RFC an effective interest rate of prime plus 2.75% plus allow RFC to retain a holdback of five percent of the face amount of the receivables net collected against future collection risk.

         Under  the  Agreement  the  Registrant   performs  certain   servicing,
administrative and collection functions in respect to the receivables sold to RFC. Also, pursuant to the terms of the Agreement the Registrant has granted to RFC a security interest in and to the Registrant's receivables not sold to RFC and the Registrant's customer base relating to the generation of such accounts receivable.

         The initial term of the Agreement is to December 31, 2000.


ITEM 7.           Financial Statements and Exhibits

(c) The following exhibits are filed as part of this Form 8-K Current Reports:

    10.1     Receivables Sale Agreement executed with RFC Capital Corporation.






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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        INTELLICALL, INC.
                                        (Registrant)


Date: February 18, 1999                 /s/    John J. McDonald, Jr.
                                       -----------------------------------------
                                       John J. McDonald, Jr.
                                       Chief Executive Officer and President